                                                                   EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of August 31, 1997, by and between Ultra Acquisition, Inc., a Nevada corporation, and its affiliated companies (collectively, the "Company" or the "Corporate Group"), and Herm Rosenman, an individual, residing at 111 Marquez Place, #309, Pacific Palisades, California 90272 ("Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company is in the business of manufacturing, retailing, selling, distributing, and servicing of heavyweight motorcycles, parts, and accessories (the "Business");

     WHEREAS, the Company wishes to avail itself of the advice and services of Executive, and Executive wishes to be employed by the Company;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

     1. Retention and Term. Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive, and Executive hereby accepts employment by the Company, as its President and Chief Executive Officer commencing on the date hereof and continuing for a period of three (3) years (the "Term"), unless extended or earlier terminated pursuant to this Agreement.

     2.   Duties:

     (a) During the Term, Executive shall render his services to the Company as President and Chief Executive Officer, and shall have such powers and shall perform such duties as usually pertain to the office of Chief Executive Officer and as may reasonably be requested by the Company commensurate with his position and consistent with the requirements of this Agreement. Executive shall report directly to the Boards of Directors and all other executives of the Company shall report to him, Executive shall also be elected to each of the Boards of Directors of the Corporate Group.

     (b) Executive agrees to devote his full working time and efforts to the business and affairs of the Corporate Group, and hold such offices in members of the Corporate Group to which he shall accept, such acceptance not to be unreasonably withheld and to which from time to time he may be elected or appointed, provided that they are of the same general character and of at least the same degree of responsibility as the offices in the Company which he shall hold pursuant to the terms of this Agreement.

     3.   Compensation.

     (a) Salary. During the Term, the Company shall pay to Executive a total salary of $625,000, payable in monthly installments of $17,361.11. Notwithstanding the foregoing, the Company may at its sole discretion withhold full payment of the monthly salary installments in amounts not to exceed:

          (i)   $7,361.11 each month for the months of September and October
                1997;

          (ii)  $4,361.11 each month for the months of November and December
                1997;

          (iii) $2,361.11 each month during the year of 1998,

provided, however, that the balance so withheld under subsections (i), (ii) and
(iii) shall be payable on a pro rata basis throughout the remainder of the Term commencing January 1999.

     (b) Adjustment of Salary. The Board of Directors may annually review Executive's salary to be paid pursuant to Section 3(a) hereof and, based upon such factors as the Board of Directors may choose to consider, may increase such salary, in the Board of Director's sole discretion, but may not, without Executive's written consent, reduce such salary below that in effect from time to time hereunder.

     (c) Bonus. Executive shall be eligible to participate in such bonus plans applicable to executive officers of the Company as may be established by the Board of Directors from time to time, pursuant to the terms of such plans.

     4.   Benefits.

     (a) Executive shall be entitled to family health and hospitalization benefits without a waiting period. In addition, Executive shall be entitled to disability and such other benefits as are made available from time to time to any executive employee of the Company. The Company's Director & Officer Liabilities Insurance shall be extended to the Executive.

     (b) Executive shall be entitled to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder, and the Company shall continue to provide Executive with his current automobile to be used for business purposes, in each case in accordance with Internal Revenue Service guidelines. Executive shall submit on a timely basis such itemized accounts of such expenses, together with such vouchers or receipts for individual expense items, as the Company may from time to time require under its established policies and procedures.

     (c) Executive shall be entitled to three non-consecutive weeks' vacation each calendar year during the Term; provided, however, that Executive shall not take more than one week's vacation at any given time without approval of the Board of Directors. No additional compensation shall be paid to Executive for any vacation not taken in respect of any calendar year, and Executive shall not be entitled to carry over into any succeeding year any vacation time unused in the prior year.

     (d) As an additional benefit to Executive during the Term, the Company shall provide to Executive, at the Company's expense, with a motorcycle manufactured by the Company for his personal use. At the conclusion of the Term, title of such motorcycle shall be transferred to Executive; provided, however, that Executive shall have served the full three-year period of the Term.

     (e) The Company shall pay Executive for any period during the Term in which he is unable fully to perform his duties hereunder because of physical or mental disability or incapacity, an amount equal to the compensation due him for such period pursuant to Section 3(a), less the aggregate amount of all income disability benefits which for such period he may receive or to which he may be entitled by reason of (i) any group health insurance plan paid for by the Company which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and
(v) any other plan towards which the Company or any member, parent, subsidiary or affiliate of the Company (including any predecessor of any thereof) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.

     5. Termination on Death. If Executive dies during the Term, this Agreement shall thereupon immediately terminate.

     6. Termination for Certain Causes. In the event of Executive's (a) malfeasance, gross neglect or willful misconduct in the performance of his duties under this Agreement, (b) failure to perform substantially his obligations under this Agreement (other than by reason of death or disability contemplated by Section 4(c) or 5) or (c) act of fraud, gross dishonesty or harassment against the Company or any of its employees, which default under clause (a) or (b) (if susceptible to cure) continues uncured 30 days after written notice thereof from the Company to Executive, this Agreement and Executive's employment hereunder may be terminated by the Company without notice except as contemplated by this sentence.

     7.   Payments Upon a Change in Control.

     (a) On the date of any termination of Executive's employment hereunder arising pursuant to a Change in Control (as hereinafter defined), if there exists no basis for termination pursuant to Section 6 of this Agreement, the Company shall pay to Executive an amount equal to eighteen (18) months salary, as determined according to the amount paid to Executive at the time of termination, payable on a monthly basis.


     (b)  A "Change in Control" shall occur when:

          (i) any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 as in effect on the date hereof, herein called the

    "Act") other than a person beneficially owning (as such term is used in
    Section 13(d)(1) of the Act) 15% or more of the voting securities of the Company on August 31, 1997, or any person substantially all of the equity of which is owned by the persons who beneficially owned the voting securities of the Company on August 31, 1997, becomes the beneficial owner, directly or indirectly, of securities representing at least 25% of the combined voting power of the then outstanding securities of the Company;

        (ii) during any period of twenty-four consecutive months (whether commencing before or after the date of this Agreement), individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director (A) was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or (B) was pursuant to an agreement the same or substantially similar to any arrangement pursuant to which such new director's predecessor was nominated;

        (iii) unless theretofore approved by a vote of at least two-thirds of the Continuing Directors (as hereinafter defined), there is the approval by the stockholders of the Company of any merger or consolidation, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Company or any subsidiary with or to (A) any Interested Stockholder (as hereinafter defined) or (B) any other person which is, or after such transaction would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

        (iv) there is the approval by the stockholders of the Company of any plan or proposal for the Company to be Acquired (as hereinafter defined) or for the liquidation or dissolution of the Company.

    (c) The Company shall be considered to be "Acquired" only if the owners of their respective voting securities immediately prior to the effective date of any sale, reorganization, merger, consolidation, liquidation or similar transaction will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of the Company or the entity that then owns, directly or indirectly, the Company or all or substantially all its assets.

    (d) "Interested Stockholder" shall mean any person (other than the Company, any subsidiary thereof, any person owning any voting securities of the Company on August 31, 1997 or any person substantially all of the equity of which is owned by the persons who beneficially owned the voting securities of the Company on August 31, 1997) who or which:

        (i) is the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the then outstanding securities of the Company;

        (ii) is an Affiliate of the Company, and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the then outstanding securities of the Company;

        (iii) is an assignee of or has otherwise succeeded to any voting securities of the Company which were at any time within the two year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    (e) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Act.

    (f) "Continuing Director" means any member of the Company's Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder and any successor or a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a vote of at least two-thirds of the Continuing Directors then on the Board.

    8.  Confidentiality.

    (a) Executive understands and acknowledges that, as a result of Executive's employment with the predecessor of the Company, he shall necessarily become informed of, and shall have access to, confidential information of the Company, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Executive, is the exclusive property of the Company to be held by Executive in a fiduciary capacity and solely for the Company's benefit. Executive shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, Company or other entity, or use, any of the Company's confidential information which Executive, in the exercise of reasonable diligence, knows to be confidential, without the written consent of the members of the Company (other than Executive), except for use on behalf of the Company in connection with the Business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.

    (b) Upon the termination of his employment with the Company for any reason, Executive shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to the Business which are in Executive's possession or control. The Company shall reimburse Executive for any packing or moving costs reasonably incurred by Executive in connection with the foregoing delivery.

          (c) For purposes of this Section 8 and Sections 9 and 10, the term "Company" includes the Company, any predecessor company, and any of their respective affiliates (including, without limitation, distributors, licensees, subsidiaries and joint ventures).

          9.    Developments.

          (a) Executive shall disclose promptly and fully, in writing whenever possible, to the Company and to its designated representatives and agents, all ideas, devices, inventions, improvements, developments, computer software, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protectable relating in any way to the Business (referred to together herein as "Developments"), which Executive conceived or made or may conceive or make, whether solely or jointly with others:

          (i) while Executive is or has been employed with the Company or any of its predecessors, whether during or out of the usual hours of work; and

          (ii) within one year after termination of Executive's employment with the Company.

All of such Developments required to be disclosed to the Company are referred to herein as the "Proprietary Developments." Executive agrees that all of Executive's right, title and interest in and to the Proprietary Developments shall be deemed to be held by Executive in a fiduciary capacity and solely for the Company's benefit, shall be the sole and exclusive property of the Company and shall be subject to the confidentiality provisions of this Agreement as confidential information of the Company.

          (b) Executive, when requested to do so, either during or after his employment with the Company, shall, for no additional compensation (except as contemplated by Section 7(d)):

          (i) assign and convey to the Company in writing Executive's entire right, title and interest in and to the Proprietary Developments to the extent not owned by the Company as a matter of law from the time of their creation;

          (ii) execute, acknowledge and deliver all such instruments of assignment, transfer and conveyance, and any such further instruments and documents, in form and substance satisfactory to the Company, as the Company shall reasonably deem necessary or advisable to evidence the vesting in the Company of all right, title and interest of Executive in and to the Proprietary Developments;

          (iii) assist the Company and its designated representatives and agents in preparing patent, copyright or other applications, domestic and foreign, covering the same, and sign and deliver all such applications and assignments hereof to the Company; and

          (iv) generally give all information and testimony, sign all papers and do all things which may be needed or reasonably requested by the Company to the end that the Company may obtain, extend, reissue, maintain and enforce United States and foreign patents or copyrights or other rights or registrations covering the Proprietary Developments.

          (c) Executive hereby irrevocably nominates and appoints the Company as his attorney-in-fact to sign and deliver all such papers, and perform all such acts, mentioned in this Section 9, in the event of Executive's absence, unavailability, refusal or death, such nomination and appointment hereby being granted with full authority in the premises, and such authority to be deemed coupled with a valuable interest vested in the Company.

          (d) The Company shall bear all expenses which it causes to be incurred in obtaining, extending, reissuing, maintaining and enforcing such patents, copyrights or other rights or registrations and investing and perfecting title thereto in the Company, and shall pay Executive for any time which it may require of him therefor subsequent to the termination of his employment with the Company, such payment to be at an hourly rate equivalent to that at which Executive is or was paid (at his then-current or, if no longer employed by the Company, most recent, salary) during his employment with the Company.

          (e) In the event of the unenforceability of all or part of the foregoing provisions of this Section 9, as determined by a court of competent jurisdiction, Executive hereby transfers and assigns to the Company such lesser interests in the Proprietary Developments, including, without limitation, any and all United States and foreign patent rights and copyrights therein and renewals thereof, as may be determined by such a court to be a reasonable grant of interests under the circumstances, but, in any event, and without limitation, Executive shall be deemed to have granted to the Company not less than an irrevocable, non-exclusive license, with the right to sub-license others, to manufacture, use, lease and sell the Proprietary Developments which have not been assigned to the Company under the provisions of this Section 9, without payment of any royalty.

          (f) Executive shall permit the use in a commercially reasonable manner of his name as likeness in connection with any use of, or other dealings by the Company in respect of, any Proprietary Developments during and after the period of his employment hereunder.

     10. Non-Competition. Executive agrees that, for the period commencing on the date hereof and ending two (2) years after the termination of his employment with the Company for any reason, he shall not, anywhere in the United States of America (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

                (i) engage, as an independent contractor or otherwise, in any activity for or on behalf of any person or entity in a line of business competitive with the Business or any aspect thereof, including any foreign person or entity that has a significant distribution system within the United States of America, or engage in any manner in the Business;

                (ii) except for the benefit of the Company, solicit or attempt to solicit business of entities who were customers of the company at any time within the prior two years (including prospective customers solicited by the Company) for products or services the same or similar to those offered, sold, produced or under development by the company, or dealt in by Executive, during his employment therewith;

                (iii) interfere with the company, the Business or the conduct thereof by the Company, or otherwise divert or attempt to divert from the Company any business whatsoever;

                (iv) solicit or attempt to solicit for any business endeavor any employee of the Company;

                (v) use the name of the Company or any name used by the Company, or any name similar to any thereof; or

                (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a member, stockholder, partner, lender or otherwise in, any person which is engaged in activities which, if performed by Executive, would violate this
       Section 10.

                11. Remedies and Survival. Because the Company does not have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, including, without limitation, any Proprietary Developments, or its business from Executive's competition, the Company shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Sections 8, 9 or 10, be available to the Company. The provisions of Sections 8, 9 and 10 and this Section 11 shall survive any termination of Executive's employment with the Company.

                12. Indemnification. Executive shall indemnify, defend and hold harmless the Company from and against, and reimburse the Company for, any loss, damage, liability (including any liability by reason of any settlement of a claim, action, suit or proceeding) or expense (including reasonable attorney's fees and disbursements) arising out of or connected with (i)(a) any breach or inaccuracy of any covenant of Executive contained in this Agreement or in any other document simultaneously delivered pursuant to or in connection with this Agreement, or (b) any claim, action, allegation, suit or proceeding asserted or instituted arising out of any matter or thing covered by this Agreement or any document or agreement simultaneously delivered pursuant to or in connection with Agreement.

                13. Supersedes Prior Agreement. This Agreement merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter and shall not be modified or terminated except by another agreement in writing executed by the Company and Executive. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

                14. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

                15. Successors and Assigns. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale or transfer of all or substantially all of the assets and business of the Company to another party, or upon the merger or consolidation of the Company with another Company, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the party purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other party were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties thereto and their legal representatives, heirs, successors and assigns.

                16. Communications. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time when mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this agreement, or to such other address as any party may specify by notice to the other parties, or delivered by Federal Express or a similar overnight courier to such address; provided, however, that any notice of change of address shall be effective only upon receipt.

                17. Construction; Counterparts. The headings contained in this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                18. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of California applicable to agreements made and fully to be performed therein by residents thereof. Executive hereby consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with disputes arising out of or in connection with this Agreement, and agrees that venue of any proceeding in connection therewith shall lie exclusively in such courts.

                IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.


                                        ULTRA ACQUISITION, INC.


                                        By: /s/ [SIG]
                                            ------------------------------------
                                            Name: DONALD DUFFY
                                            Title: CEO


                                        EXECUTIVE


                                            /s/ [SIG]
                                            ------------------------------------
                                            Herm Rosenman




                                      -11-